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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         January 10, 2001
                                                 -------------------------------


                               VESTIN GROUP, INC.
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             (Exact name of registrant as specified in its charter)


        Nevada                        000-24803              52-2102142
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(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)           Identification No.)


2901 El Camino, Suite 206, Las Vegas, Nevada                      89102
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:       (702) 227-0965
                                                   ----------------------------


                                 Not Applicable
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         (Former name or former address, if changed since last report)



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ITEM 5.        OTHER EVENTS.

On January 10, 2001, Vestin Group, Inc., a Delaware corporation (the "Company"), entered into a License Agreement (the "License Agreement") with Planned Licensing, Inc., a Nevada corporation ("PLI"). Under the License Agreement, PLI granted the Company exclusive rights to the service, name, and character of Joseph W. Namath ("Namath") for specified purposes in exchange for One Million Dollars ($1,000,000.00) per year for the duration of the License Agreement. Unless extended or terminated earlier as provided in the License Agreement, such License Agreement shall continue until December 31, 2005.

In connection with the License Agreement, the Company issued a Stock Purchase Warrant entitling PLI to acquire up to 800,000 shares of the Company's common stock at $.01 per share at any time from January 10, 2001 through January 9, 2011 (subject to earlier termination of the warrant pursuant to its terms), and a Stock Purchase Warrant, exercisable on or after January 9, 2002 through January 9, 2011 (pursuant to earlier termination of the Warrant pursuant to its terms), entitling PLI to purchase up to 400,000 shares of the Company's common stock at $4.60 per share. Certain registration rights were granted with respect to the shares which may be acquired upon exercise of the warrants. Copies of the License Agreement and Warrants are attached hereto as Exhibits 99.1, 99.2 and 99.3.



ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS.

   Exhibit No       Description
   ----------       -----------
     99.1         License Agreement by and between Vestin Group, Inc. and
                  Planned Licensing, Inc., dated January 10, 2001

     99.2 Stock Purchase Warrant dated January 10, 2001 for 800,000 shares

     99.3 Stock Purchase Warrant dated January 10, 2001 for 400,000 shares


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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            VESTIN GROUP, INC.



Date:  January 25, 2001                     By   /s/ Michael V. Shustek
                                               ---------------------------------
                                                     Michael V. Shustek
                                                     Chief Executive Officer